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                                                                     Exhibit 3.2




                                     BY-LAWS

                                       OF

                            A/P I DEPOSIT CORPORATION
                     (hereinafter called the "CORPORATION")


                                    ARTICLE I

                                     OFFICES

           SECTION 1.01. REGISTERED OFFICE.

           The registered office of the Corporation is in the County of Kent, State of Delaware.

           SECTION 1.02. OTHER OFFICES.

           The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

           SECTION 2.01. PLACE OF MEETINGS.

           Meetings of the stockholders for the election of directors or for any other purpose will be held at such time and place, either within or without the State of Delaware as designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

           SECTION 2.02. ANNUAL MEETINGS.

           The Annual Meetings of Stockholders will be held on such date and at such time as designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meeting the stockholders will elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting. Written notice of the Annual Meeting stating the place, date and hour of the meeting will be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting.

           SECTION 2.03. SPECIAL MEETINGS.

           Unless otherwise prescribed by law or by the Certificate of Incorporation, Special Meetings of Stockholders, for any purpose or purposes, may be called by either (i) the Chairman, if there be one, or (ii) the President, (iii) any Vice President, if there be one, (iv) the Secretary or (v) any Assistant Secretary, if there be one, and will be called by any such officer at the request in


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writing of a majority of the Board of Directors or at the request in writing of stockholders owning a majority of the capital stock of the Corporation issued and outstanding and entitled to vote. Such request will state the purpose or purposes of the proposed meeting. Written notice of a Special Meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called will be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting.

           SECTION 2.04. QUORUM.

           Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, constitutes a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum is not present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder entitled to vote at the meeting.

           SECTION 2.05. VOTING.

           Unless otherwise required by law, the Certificate of Incorporation or these By-Laws, any question brought before any meeting of stockholders will be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat. Each stockholder represented at a meeting of stockholders is entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy but no proxy will be voted on or after three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting be cast by written ballot.

           SECTION 2.06. CONSENT OF STOCKHOLDERS IN LIEU OF MEETING.

           Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any Annual or Special Meeting of Stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent will be given to those stockholders who have not consented in writing.


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           SECTION 2.07. LIST OF STOCKHOLDERS ENTITLED TO VOTE.

           The officer of the Corporation who has charge of the stock ledger of the Corporation will prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place will be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list will also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

           SECTION 2.08. STOCK LEDGER.

           The stock ledger of the Corporation is the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by
Section 2.07 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.


                                   ARTICLE III

                                    DIRECTORS

           SECTION 3.01. NUMBER, INDEPENDENT DIRECTOR, ELECTION AND REMOVAL OF DIRECTORS.

           The Board of Directors will consist of not less than three (3) members the exact number of which initially will be fixed by the Incorporator and thereafter from time to time by the Board of Directors. The Board of Directors of the Corporation will at all times include at least one "Independent Director". An Independent Director shall mean a director of the Corporation who is not, never was and never shall be: (A) a partner, stockholder, director, officer, employee, Affiliate, associate, customer or supplier of, or any person that has received any benefits (excluding, however, any compensation received by the directors, in such persons' capacity as such directors, required by this Article) in any form whatever from, or any person that has provided any service (excluding, however, any service provided by the directors, in such persons' capacity as such directors, required by this Article) in any form whatever to or any of its Affiliates or associates, or (B) any person owning beneficially, directly or indirectly, any outstanding partnership interests of or any common stock of its Affiliates, or a stockholder, director, officer, employee, Affiliate, associate, customer or supplier of, or any person who derives more than 2% of its purchases or revenues from its activities with the Corporation, or any Affiliate of any of them (excluding, however, any compensation received by the directors, in such persons' capacity as such directors, required by this Article), in any form whatever from, or any person that has provided any service (excluding, however, any service provided by the directors, in such person's capacity as such directors, required by this Article) in any form whatever to such beneficial owner or any of such beneficial owner's Affiliates or associates; PROVIDED, HOWEVER, that a person shall not be disqualified for appointment as Independent Director if such person has provided professional services to the Corporation and has not derived more than 2% of its purchases or


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revenues from providing any service to the Corporation. As used herein, the following terms shall have the following meanings: "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a person or entity, whether through ownership of voting securities, by contract or otherwise; and "person" means a natural person, corporation or other entity, government, or political subdivision, agency or instrumentality of a government. Notwithstanding the foregoing, an Independent Director may serve in similar capacities for other "special purpose" corporations or entities formed by the National Railroad Passenger Corporation, Global Securitization Services, LLC or any Affiliate of either. "Affiliate" means with respect to the Corporation, any other entity which, directly or indirectly, owns, is in control of, is controlled by, or is under common control with, the Corporation or the National Railroad Passenger Corporation, in each case whether beneficially, or as a trustee, guardian or other fiduciary. An entity shall be deemed to control another entity if the controlling entity possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the other entity, whether through the ownership of voting securities or membership interests, by contract, or otherwise. In the event of the death, incapacity, resignation or removal of all Independent Directors, the Board of Directors will promptly and duly appoint at least one Independent Director to serve on the Board. When exercising any vote provided for in Section 3.01 hereof, each director will cast its vote recognizing that its fiduciary duty with respect to such vote runs to the Corporation and the Corporation's creditors as well as to the stockholders of the Corporation.

           SECTION 3.02. VACANCIES.

           Subject to Section 3.01 of this Article, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, or until their earlier resignation or removal.

           SECTION 3.03. DUTIES AND POWERS.

           The business of the Corporation will be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

           The Corporation shall not, without the affirmative vote of 100% of the Board of Directors without any vacancies, institute proceedings to be adjudicated bankrupt or insolvent; or consent to the institution of bankruptcy or insolvency proceedings against it; or file a petition seeking, or consent to or join in any reorganization or relief under any applicable federal or state law relating to bankruptcy; or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Corporation or a substantial part of its property; or make any assignment for the benefit of creditors; or admit in writing its inability to pay its debts generally as they become due; or dissolve, liquidate, consolidate, merge or sell all or substantially all of the assets of the Corporation or take any corporate action in furtherance of any such action.


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           The Corporation shall not, without the affirmative vote of 100% of the Board of Directors without any vacancies, amend its Certificate of Incorporation.

           SECTION 3.04. MEETINGS.

           The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman, if there be one, the President, or any two directors. Notice thereof stating the place, date and hour of the meeting will be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone or telegram on twenty-four (24) hours notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

           SECTION 3.05. QUORUM.

           Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these By-Laws, at all meetings of the Board of Directors, a majority of the entire Board of Directors constitutes a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum is an act of the Board of Directors. If a quorum is not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

           SECTION 3.06. ACTIONS OF BOARD.

           Unless otherwise provided by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

           SECTION 3.07. MEETINGS BY MEANS OF CONFERENCE TELEPHONE.

           Unless otherwise provided by the Certificate of Incorporation or these By-Laws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this
Section 3.07 constitutes presence in person at such meeting.

           SECTION 3.08. COMMITTEES.

           The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as


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alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, has and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee will keep regular minutes and report to the Board of Directors when required.

           SECTION 3.09. COMPENSATION.

           The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors. Members of special or standing committees may be allowed like compensation for attending committee meetings. No director will be entitled to receive a salary.

           SECTION 3.10. INTERESTED DIRECTORS.

           No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, will be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction. This Section 3.10 is subject to Article X of the Certificate of Incorporation.


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                                   ARTICLE IV

                                    OFFICERS

           SECTION 4.01. GENERAL.

           The officers of the Corporation will be chosen by the Board of Directors and consist of a President, a Secretary and a Treasurer. The Board of Directors, in its discretion, may also choose a Chairman of the Board of Directors (who must be a director) and one or more Vice-Presidents or Assistant Vice-Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-Laws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.

           SECTION 4.02. ELECTION.

           The Board of Directors at its first meeting held after each Annual Meeting of Stockholders will elect the officers of the Corporation who will hold their offices for such terms and will exercise such powers and perform such duties as determined from time to time by the Board of Directors. All officers of the Corporation will hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation will be filled by the Board of Directors. The salaries of all officers of the Corporation will be fixed by the Board of Directors.

           SECTION 4.03. VOTING SECURITIES OWNED BY THE CORPORATION.

           Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice-President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer deems advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation owns securities and at any such meeting will possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

           SECTION 4.04. CHAIRMAN of THE BOARD of DIRECTORS.

           The Chairman of the Board of Directors, if there be one, will preside at all meetings of the stockholders and of the Board of Directors. He will be the Chief Executive Officer of the Corporation, and except where by law the signature of the President is required, the Chairman of the Board of Directors possesses the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. During the absence or disability of the President, the Chairman of the Board of Directors will


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exercise all the powers and discharge all the duties of the President. The
Chairman of the Board of Directors also will perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.

           SECTION 4.05. PRESIDENT.

           The President, subject to the control of the Board of Directors and, if there be one, the Chairman of the Board of Directors, has general supervision of the business of the Corporation and will see that all orders and resolutions of the Board of Directors are carried into effect. He will execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these By-Laws, the Board of Directors or the President. In the absence or disability of the Chairman of the Board of Directors, or if there be none, the President will preside at all meetings of the stockholders and the Board of Directors. If there be no Chairman of the Board of Directors, the President will be the Chief Executive Officer of the Corporation. The President will also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.

           SECTION 4.06 VICE-PRESIDENTS.

           At the request of the President or in his absence or in the event of his inability or refusal to act (and if there be no Chairman of the Board of Directors), the Vice-President or the Vice-Presidents if there is more than one (in the order designated by the Board of Directors) will perform the duties of the President, and when so acting, will have all the powers of and be subject to all the restrictions upon the President. Each Vice-President will perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Chairman of the Board of Directors and no Vice-President, the Board of Directors will designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, will perform the duties of the President, and when so acting, will have all the powers of and be subject to all the restrictions upon the President.

           SECTION 4.07. SECRETARY.

           The Secretary will attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary also will perform like duties for the standing committees when required. The Secretary will give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and will perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he will be. If the Secretary is unable or refuses to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary will have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, will have authority to affix the same to any instrument requiring it and


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when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary will see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

           SECTION 4.08. TREASURER.

           The Treasurer will have the custody of the corporate funds and securities and will keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and will deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer will disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and will render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so require, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer will give the Corporation a bond in such sum and with such surety or sureties as will be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

           SECTION 4.09. ASSISTANT SECRETARIES.

           Except as may be otherwise provided in these By-Laws, Assistant Secretaries, if there be any, will perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice-President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, will perform the duties of the Secretary, and when so acting, will have all the powers of and be subject to all the restrictions upon the Secretary.

           SECTION 4.10. ASSISTANT TREASURERS.

           Assistant Treasurers, if there be any, will perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice-President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of his disability or refusal to act, will perform the duties of the Treasurer, and when so acting, will have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer will give the Corporation a bond in such sum and with such surety or sureties as will be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

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           SECTION 4.11. OTHER OFFICERS.

           Such other officers as the Board of Directors may choose will perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.


                                    ARTICLE V

                                      STOCK

           SECTION 5.01. FORM OF CERTIFICATES.

           Every holder of stock in the Corporation is entitled to have a certificate signed, in the name of the Corporation (i) by the Chairman of the Board of Directors, the President or a Vice-President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

           SECTION 5.02. SIGNATURES.

           Where a certificate is countersigned by (i) a transfer agent other than the Corporation or its employee, or (ii) a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

           SECTION 5.03. LOST CERTIFICATES.

           The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

           SECTION 5.04. TRANSFERS.

           Stock of the Corporation is transferable in the manner prescribed by law, in the Certificate of Incorporation and in these By-Laws. Transfers of stock will be made on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which will be cancelled before a new certificate is issued.


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           SECTION 5.05. RECORD DATE.

           In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 days nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; PROVIDED, HOWEVER, that the Board of Directors may fix a new record date for the adjourned meeting.

           SECTION 5.06. BENEFICIAL OWNERS.

           The Corporation is entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and is not bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by law.


                                   ARTICLE VI

                                     NOTICES

           SECTION 6. 01. NOTICES.

           Whenever written notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice will be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice also may be given personally or by telegram, telex or cable.

           SECTION 6.02. WAIVERS OF NOTICE.

           Whenever any notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed, by the person or persons entitled to said notice, whether before or after the time stated therein, will be deemed equivalent thereto.


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                                   ARTICLE VII

                               GENERAL PROVISIONS


           SECTION 7.01. DIVIDENDS.

           Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

           SECTION 7.02. DISBURSEMENTS.

           All checks or demands for money and notes of the Corporation will be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

           SECTION 7.03. FISCAL YEAR.

           The fiscal year of the Corporation will be the calendar year, unless otherwise fixed by resolution of the Board of Directors.

           SECTION 7.04. CORPORATE SEAL.

           The corporate seal will have inscribed thereon the name of the Corporation, the year of its organization and the words "CORPORATE SEAL, DELAWARE". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


                                  ARTICLE VIII

                                 INDEMNIFICATION

           SECTION 8.01. POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS OTHER THAN THOSE BY OR IN THE RIGHT OF THE CORPORATION.

           Subject to Section 8.03, the Corporation indemnifies any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or


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                                                                              13


proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, will not, of itself, create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

           SECTION 8.02. POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION.

           Subject to Section 8.03, the Corporation indemnifies any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification will be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit were brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper.

           SECTION 8.03. AUTHORIZATION OF INDEMNIFICATION.

           Any indemnification under this Article VIII (unless ordered by a court) will be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 8.01 or Section 8.02, as the case may be. Such determination will be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he will be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.


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                                                                              14


           SECTION 8.04. GOOD FAITH DEFINED.

           For purposes of any determination under Section 8.03, a person is deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "ANOTHER ENTERPRISE" as used in this Section 8.04 means any other corporation or any partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 8.04 are not to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections
8.01 or 8.02, as the case may be.

           SECTION 8.05. INDEMNIFICATION BY A COURT.

           Not withstanding any contrary determination in the specific case under Section 8.03, and notwithstanding the absence of any determination thereunder, any director, officer, employee or agent may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 8.01 and 8.02. The basis of such indemnification by a court will be a determination by such court that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 8.01 or 8.02, as the case may be. Notice of any application for indemnification pursuant to this Section 8.05 will be given to the Corporation promptly upon the filing of such application.

           SECTION 8.06. EXPENSES PAYABLE IN ADVANCE.

           Expenses incurred in defending or investigating a threatened or pending action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article VIII.

           SECTION 8.07. NON-EXCLUSIVITY AND SURVIVAL OF INDEMNIFICATION.

           The indemnification provided by this Article VIII is not exclusive of any other rights to which those seeking indemnification may be entitled under any By-Law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that


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                                                                              15


indemnification of the persons specified in Sections 8.01 and 8.02 is made to the fullest extent permitted by law. The provisions of this Article VIII do not preclude the indemnification of any person who is not specified in Sections 8.01 or 8.02 but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise. The indemnification provided by this Article VIII continues as to a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such person.

           SECTION 8.08. INSURANCE.

           The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article VIII.

           SECTION 8.09. MEANING OF "CORPORATION "FOR PURPOSES OF ARTICLE VIII.

           For purposes of this Article VIII, references to "THE CORPORATION" include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, will stand in the name position under the provisions of this Article VIII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.


                                   ARTICLE IX

                                   AMENDMENTS

           SECTION 9.01. AMENDMENTS.

           These By-Laws may be altered, amended or repealed, in whole or in part, or new By-Laws may be adopted by the affirmative vote of the holders of a majority of the outstanding capital stock entitled to vote thereon and by the Board of Directors, including the affirmative vote of the Independent Directors. Notice of such alteration, amendment, repeal or adoption of new By-Laws will be contained in the notice of such meeting of stockholders or Board of Directors.

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                                                                              16


           SECTION 9.02. ENTIRE BOARD OF DIRECTORS.

           As used in this Article IX and in these By-Laws generally, the term "ENTIRE BOARD OF DIRECTORS" means the total number of directors that the Corporation would have if there were no vacancies.